Exhibit 10.12

COUNTY BANCORP, INC.

MANAGEMENT INCENTIVE PLAN

County Bancorp, Inc. hereby establishes this Management Incentive Plan (the “Plan”) for the granting of stock options and restricted stock to its key officers and employees upon and according to the terms and conditions as herein stated.

1. Purpose of this Plan. The purpose of this Plan, through the utilization of the incentives provided hereby, is to attract and retain the services of talented persons for the Company and its subsidiaries as their key officers and employees and to encourage their ownership in the Stock of the Company. The directors believe this Plan will promote the business and affairs of the Company by providing stock options and restricted stock to those persons of outstanding ability, competence and potential who are most responsible for developing and carrying out the policies and plans of the Company for the financial benefit of its shareholders.

2. Definitions. Whenever used herein, the following words and phrases shall have the respective meaning set forth:

“Act” means the Securities Exchange Act of 1934, as amended (all references herein to the Act are for convenience in the definition of ce1tain terms used herein and do not constitute an election by the Company or otherwise imply that the provisions of the Act referenced herein, or provisions of the Act which are otherwise applicable to plans of this type generally, are applicable to this Plan; and no person shall have any rights under this Plan as if such provisions of the Act were applicable).

“Anniversary Date” means the date which is one year from the Effective Date of this Plan as established hereunder “Award” means a grant of Restricted Stock hereunder in accordance with the terms, conditions and restrictions of an award agreement.

“Award Agreement” means an agreement in writing, in the form as may be approved by the Committee, executed and delivered by the Company to a Participant with respect to that Award and shall specify the number of shares granted, the period of time during which the shares are to be restricted, the Fair Market Value of the Shares or the date of the grant, and such other terms, conditions and restrictions as the Committee shall deem advisable.

“Board” means the board of directors of the Company.

“Book Value” means (i) the excess of the Company’s tangible assets over its liabilities, as determined under generally accepted accounting principles with reference to the audited financial statements of the Company, divided by (ii) the total number of shares of the Company’s common stock issued and outstanding.

“Change in Control” means and shall be deemed to have occurred on the date any of the following occurs: (i) Securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities are acquired pursuant to a tender offer or exchange offer by any Person other than the Company; (ii) Any “person” (as defined in §§3(a)(9), 13(d), and 14(d) of the Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Act) directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, the effect of which (as determined by the Committee] is to take over control or participate in the affairs of the Company; (ii) The shareholders of the Company shall have approved a merger or consolidation of the Company in which the Company is not the continuing or surviving Company or pursuant to which shares of the Company’s stock would be converted to cash, securities, or other property (other than a merger of the Company in which the holders of the Company’s stock immediately prior to the merger have the same proportion of ownership of common stock in the surviving corporation immediately after the merger as is held immediately prior to such merger), or a sale, lease, exchange or other transfer [in one transaction or a series of related transactions] of all, or substantially all, of the assets of the Company; (iv) During any period of two consecutive years, (A) individuals who, at the beginning of such period, constituted the Board and (B) new directors whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. For purposes of this plan, ownership of securities shall include ownership as determined by applying the provisions of Rule 13d-3a under the Act. Provided, that none of the foregoing events shall be deemed to be a change in control if the event or events shall have been determined, by the affirmative vote of at least a majority of the members of the Board in office immediately prior to such event or events, not to be a change in control for purposes of this Plan. Such majority, in its sole discretion, may also determine that an event or events not otherwise described herein constitute a change in control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Stock Option Committee which shall consist of at least three members of the Board who shall be appointed by and serve at the pleasure of the Board. Members of the Committee shall be “disinterested” within the meaning of Rule 16b-3 of the Act and any amended rule and shall be ineligible to be granted Options or Awards hereunder.

“Company” means County Bancorp, Inc.

“Disability” means a physical or mental impairment which in the judgment of the Committee, based upon such information as may be reasonably available, from whatever source, including the results of a medical examination by a physician selected by the Committee, renders such Participant unable to engage in any substantial gainful activity and which impairment has lasted or can be expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death.

“Exercise Price per Share” means with respect to any Option the price per share which must be paid upon exercise of the Option.

“Fair Market Value” means, as of any date and in respect of any share of Stock, the fair market value of such stock as determined in good faith by the Committee after taking into account all relevant factors; provided, however, that the Fair Market Value of a share of Stock shall never be less than its book value. In the event that the Company’s Stock is traded on an established market, then the closing price in the U.S. markets, on the nearest preceding trading day, as reported in the Midwest Edition of The Wall Street Journal with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and the low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price determined by a professional securities dealer making a market in such shares, selected by the Committee.

“For Cause” means termination of a Participant’s employment for: (i) conviction of a felony; (ii) a willful failure to deal fairly with the Company or its Subsidiaries with a matter in which the officer or employee has a material conflict of interest; (iii) a transaction from which the officer or employee derived an improper personal profit; or (iv) willful misconduct.

“herein,” “hereby,” “hereunder,” “hereof’ and other equivalent words refer to this Plan as an entirety and not solely to the particular portion of this Plan in which any such word is used.

“ISO” means any Option granted pursuant hereto as an incentive stock option within the meaning of Code §422.

“Major Shareholder” means any person who owns a 10% or greater interest in the combined voting power of all stock issued by the Company and any parent or Subsidiary corporation or entity.

“NQO” means any Option which is not an ISO and is a nonqualified stock option within the meaning of Treasury Reg. § 1.83-7.

“Option” means a right to purchase Shares at the Exercise Price per Share, during a specified period of time and may be either an ISO or an NQO.

“Participant” means any person designated by the Committee to participate in this Plan who shall be a officer or full-time employee of the Company or any Subsidiary. Full-time means employment for 1,000 or more hours per year.

“Plan” means the County Bancorp, Inc. Management Incentive Plan.

“Restricted Stock” means Shares issued in the name of the Participant subject to the terms, conditions and restrictions as set forth herein and as may be additionally specified in the Award Agreement.

“Retirement” means that a Participant, after attaining age 55, is no longer employed by the Company on a full-time basis, and is no longer gainfully employed more than 10 hours per week by any employer (or employers) other than the Company.

“Shares” means shares of Stock.

“Stock” means the common stock, par value of $.01 per share of the Company.

“Stock Option Agreement” means an agreement in writing in the form as may be approved by the Committee executed and delivered by the Company to a Participant with respect to that Option and shall specify the Exercise Price per Share, term of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine.

“Subsidiary” means a financial institution chartered as a state or national bank or thrift, or any other corporation, limited liability company, or entity, any of which is owned or controlled (50% or more of the total combined voting power of all classes of stock or other ownership interests) by the Company.

3. Administration. The Committee shall be responsible for the administration of this Plan. The Committee by a majority action thereof, subject to the express provisions of this Plan, is authorized to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its Subsidiaries and to make all other determinations which the Committee believes to be necessary or advisable in administering this Plan. Any interpretation, determination or other action made or taken by the Committee pursuant to the provisions of this Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall determine the amount and type of such Options and Awards as an ISO, NQO, or Restricted Stock or any combination thereof. The Committee may also condition the grant of new Options or Restricted Stock on the surrender of any outstanding Options and/or Restricted Stock. The terms, provisions, restrictions and limitations, if any, in the Options and Awards need not be uniform and may be made selectively among otherwise eligible Participants, whether or not they are similarly situated. No member of the Board or Committee shall be liable for any act or omission by the Board, Committee or of any of the respective members thereof, in connection with the administration of this Plan, except for the member’s own willful misconduct.

4. Eligibility. Participants in this Plan shall be selected by the Committee, in its sole discretion, from among those officers and full-time employees of the Company and its Subsidiaries who are primarily responsible for this Planning, development and carrying out of the business and affairs of the Company to maximize its financial performance.

5. Stock Subject to Plan.

(a) The aggregate number of Shares which may be issued hereunder, subject to adjustment as provided for in subsection (c), below, shall be the greater of 40,000 Shares or 20% of the Shares of outstanding as of the Anniversary Date (other than increases resulting from stock issuances hereunder). The shares to be delivered hereunder may consist in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose. Notwithstanding anything to the contrary contained herein, if, on the Anniversary Date, the number of Shares subject to Options issued hereunder exceeds 20% of the outstanding Stock on the Anniversary Date, then the Committee shall reduce the number of Options held by Participants by canceling previously issued Options in proportion to the number of Options then held by each Participant.

(b) In the event any Option expires, is canceled, surrendered without being exercised in full or is otherwise terminated, or any Shares subject to a Restricted Stock Award are reacquired by the Company, the number of such shares subject to such Option or Award shall again become available for issuance hereunder; provided, that in the event the Exercise Price per Share and/or the amount withheld for income taxes is paid for in shares of the Stock of the Company, (already owned by or which would be delivered to the Participant upon exercise of the Option for NQOs only) the Committee in its discretion may issue a new Option to such Participant for the number of shares being used for such payment(s).

(c) In the event there shall be any change in the Stock subject hereto through merger, consolidation, combination, reorganization, recapitalization, reincorporation, stock split, stock dividend, extraordinary distribution (whether in cash, property, securities or any combination thereof), exchange of shares, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in (i) the aggregate number of Shares subject hereto; (ii) the number of shares subject to option then outstanding and the Exercise Price per Share thereof, to preserve, but not to increase the benefits to each Participant; and (iii) the number of shares subject to the Restricted Stock Awards then. Fractional shares shall be increased to the nearest whole share. Any such adjustments made by the Committee shall be conclusive.

6. Duration and Amendment of this Plan. There is no express limitation upon the duration of this Plan; provided, that no Option or Restricted Stock may be granted hereunder on or after the tenth anniversary of this Plan’s Effective Date. The Board may terminate or amend this Plan at any time with respect to any Shares as to which Options or Awards have not been granted; provided further, that no amendment which would disqualify this Plan from granting ISOs shall become effective until it receives the approval of the shareholders of the Company; and provided further, that the Committee may submit for shareholder approval any other amendment hereto that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws, or satisfying any applicable stock exchange listing requirements.

7. Stock Options.

(a) Options may be granted at any time and from time to time as determined in the complete discretion of the Committee and each Option shall be evidenced by a Stock Option Agreement. However, in no event shall the Fair Market Value (determined at the date of grant) of the Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceed $100,000.

(b) The Exercise Price per Share of an ISO shall be 100% of the Fair Market Value of the Stock on the date the Option is granted, except that the Exercise Price per Share of any ISO granted to any Major Shareholder shall be at least 110% of the Fair Market Value of the Stock on the date the Option is granted. The Exercise Price per Share of an NQO may be fixed by the Committee between 85% and 100% of the Fair Market Value.

(c) Options maybe exercised in part or in whole and at one time or from time to time, by written notice to the Company at its offices, accompanied by payment in full of the Exercise Price per Share for the number of shares purchased including any federal, state and/or local income taxes that may be due in connection with the exercise.

(d) Payment of the Exercise Price per Share and of the income taxes that may be withheld shall be made to the Company either: (i) in cash, check or bank draft; (ii) at the discretion of the Committee, by delivering Stock already owned by the Participant (including Restricted Stock shares acquired pursuant to the exercise of the Option for NQOs only); (iii) any combination of the foregoing; or (iv) by any other means or form of payment which the Committee determines is consistent with the purposes of this Plan and applicable law and regulation. With respect to clauses (ii) and (iii), the Fair Market Value of the Stock so delivered, including the shares acquired pursuant to the exercise of the NQO, shall be determined on the date of the exchange. To the extent that the Participant pays the Exercise Price per Share with shares of Common Stock (including the amount of any income taxes withheld), the Committee, in its discretion, may grant the Participant an additional Option for the number of shares exchanged, at an Exercise Price per Share that shall be not less than 100% (110% in the case of a Major Shareholder) of the Fair Market Value of the Common Stock on the date of the exchange and for the same term as the exercised Option.

(e) Each Option shall expire at such time as the Committee shall determine at the time it is granted; provided, that no Option may be exercised after the expiration of ten years from the date of grant.

(f) The Committee may provide in the Stock Option Agreement that in the event of a Participant’s death, Disability or Retirement, the Options shall become exercisable at the earlier of: (i) the expiration of the Option; or (ii) twelve months from the date of such event; provided, that an ISO must be 5 exercised at the earlier of the expiration of the Option or within three months of such date of termination of employment when due to Retirement.

(g) If the employment of a Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any outstanding Option shall terminate on the earlier of the expiration of the Option or on the date within three (3) months after the date of termination of employment, whichever event first occurs; provided, that if the employment of a Participant is terminated for Cause, as determined by the Committee, it may immediately revoke, rescind and terminate any Option or portion thereof previously granted hereunder; and provided further, that if a Participant enters the Armed Forces of the United States, he shall not as a result be deemed to have ceased to be employed by the Company unless the Participant shall fail to return to active employment by the Company within the period during which the Participant has reemployment rights under federal law.

(h) An Option granted hereunder shall not be transferrable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by such person. The Committee may, for estate planning purposes, permit NQOs to be exercised by the members of the Participant’s immediate family or as the Participant designates in any trust or by any charity.

(i) Except as provided for in subsection (h) above, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during such person’s lifetime, whether by operation of law or otherwise or be made subject to execution, attachment or similar process.

(j) Upon the occurrence of a Change in Control, all restrictions on the exercise of any Option shall immediately terminate.

(k) The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option hereunder as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such shares.

8. Restricted Stock.

(a) The Committee, at any time and from time to time, may grant shares of Restricted Stock hereunder to such Participants and in such amounts in addition to or in lieu of any Option previously granted to such Participant, with the Participant’s approval and consent, as the Committee shall determine and each grant of an Award shall be evidenced by an Award Agreement. Each Award shall contain the terms, conditions and restrictions as set forth herein and the Committee may impose such additional terms, conditions and restrictions as the Committee may deem advisable, provided they are no more favorable to a Participant than set forth elsewhere herein.

(b) From the date of issue of the Award, the Participant shall have full ownership of such Restricted Stock including the right to vote and receive dividends thereon and any other distributions including a stock option, a dividend or other distribution in Shares (which other distribution in Shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which such stock dividend was paid) subject to the terms, conditions and restrictions described herein and in the Award Agreement.

(c) In addition to any restrictions the Committee may require in an Award pursuant to its authority under Section 10.01, an Award shall provide as follows: (a) No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or disposed of until the restrictions hereunder shall lapse; and (b) Any Award shall immediately become void as of the date Participant’s full-time employment with the Company is terminated “for cause” or by the Participant. In the event a Participant’s full-time employment is terminated other than “for cause” or by the Participant, and the Participant made a timely election under Code §83(b) with respect to such Award of Restricted Stock, then the restrictions shall lapse as to that portion of the Award, with a fair market value which is equal to the amount of federal income tax paid as a result of the election pursuant to Code §83(b); provided, that if a Participant enters the Armed Forces of the United States, he shall not as a result be deemed to have ceased to be employed by the Company unless the Participant shall fail to return to active employment by the Company within the period during which the Participant has reemployment rights under federal law.

(d) The terms, conditions and restrictions on any Restricted Stock shall terminate according to a vesting schedule as determined by the Committee and set forth in a Restricted Stock Award, and the secretary of the Company shall forthwith deliver the certificates evidencing such shares, free of the certificate legend, to the Participant.

(e) Any specific provision herein to the contrary notwithstanding, if a Participant’s full-time employment with the Company shall be terminated as a result of death, Disability or Retirement, then the restrictions imposed in any Award Agreement shall lapse as to all shares of Restricted Stock, issued in accordance therewith, to such Participant as of the date of such event.

(f) The Participant granted a Restricted Stock Award must pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes to be withheld with respect to the Restricted Stock no later than the date on which the restriction imposed thereon shall lapse. In the event a Participant duly elects pursuant to Code §83(b) to include the Fair Market Value of such shares in his gross income for federal income tax purposes, such Participant shall pay to the Company or make arrangements satisfactory to the Committee to pay any federal, state or local taxes required to be withheld with respect to such shares. If the Participant shall fail to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes required by law to be withheld with respect to the Restricted Stock.

(g) The Committee may impose such restrictions on any shares of Restricted Stock granted pursuant hereto as it may deem advisable including without limitation, restrictions under applicable federal or state securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions and as provided for herein. The following legend shall appear on each certificate representing shares of Restricted Stock, in addition to any other legends setting forth restrictions as may be imposed by the Committee:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COUNTY BANCORP, INC. MANAGEMENT INCENTIVE PLAN, RULES OF ADMINISTRATION ADOPTED PURSUANT TO SUCH PLAN, AND AN AWARD AGREEMENT DATED                     . A COPY OF THE PLAN, SUCH RULES, AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF COUNTY BANCORP, INC.”

Once the shares are released from the restrictions, the Participants shall be entitled to have the legend as required removed from the stock certificates. Upon the occurrence of a Change in Control, all restrictions on outstanding Restricted Stock shall immediately terminate.

(h) The Company shall hold the certificates evidencing the Restricted Stock until the terms, conditions and restrictions thereon shall have lapsed.

9. Participant’s Limitations. Neither this Plan, nor the granting of an Option or an Award, nor any other action taken pursuant hereto shall interfere with or limit in any way the right of the Company and any of its Subsidiaries to terminate any Participant’s employment at any time or confer upon any Participant any right to continue in the employ of the Company or its Subsidiaries. A Participant or his or her representative shall have no rights as a shareholder with respect to the shares covered by Options granted to him or her until the date of the issuance of a stock certificate therefor and no adjustment will be made for dividends or other rights of distribution for which the record date is prior to the date said certificate is issued. The granting of any Option or an Award to a Participant pursuant hereto shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any officer or employee any right to participate hereunder or to receive any Option or Award hereunder.

10. Law and Regulation. The obligation of the Company to sell and deliver Shares upon an exercise of any Option or to deliver the certificates of stock upon the expiration of the restrictions imposed on the Restricted Stock, shall be subject to the condition that legal counsel for the Company is satisfied that the sale and delivery will not violate any applicable laws, rules or regulations and shall be subject to such approvals by any governmental agencies or national security exchanges as may be required or advisable.

11. General Provisions.

(a) This Plan, all agreements hereunder, all determinations made and actions taken pursuant thereto shall be construed in accordance with and shall be governed by the laws of the State of Wisconsin.

(b) This Plan is separate and independent from any other stock option plan or similar plan of the Company.

(c) Each Participant hereunder may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during such person’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the estate of the Participant.

(d) The “Effective Date” of this Plan shall be July 9, 1996, the date of its adoption by the Board. Notwithstanding any other provision hereof, no ISOs granted hereunder shall be exercisable nor shall any Award be effective, until after shareholder approval of this Plan has been obtained.